Exhibit 16.1

May 24, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Bay Banks of Virginia, Inc.’s statements included under Item 4.01 of its Form 8-K filed on May 24, 2013 and we agree with such statements concerning our firm.

Yount, Hyde & Barbour, P.C.

Connecting depth and insight with community values

50 South Cameron Street — P.O. Box 2560    Winchester, VA 22604    (540) 662-3417    Fax: (540) 662-4211    www.yhbcpa.com